Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199513) of DBV Technologies S.A. (the “Company”) of our report dated April 29, 2015, relating to the consolidated financial statements of the Company, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ Deloitte & Associés

Represented by Fabien Brovedani

Neuilly-sur-Seine, France

April 29, 2015